Exhibit 10.2

ICF INTERNATIONAL, INC.

2006 LONG-TERM EQUITY INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, OBJECTIVES AND DURATION

1.1 ESTABLISHMENT OF THE PLAN. ICF International, Inc., a Delaware corporation (the “Company”), hereby adopts, effective upon the effectiveness of the registration statement for the Company’s initial public offering (the “Effective Date”), the ICF International, Inc. 2006 Long-Term Equity Incentive Plan as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units, and Other Incentive Awards, all as defined in Article 2.

1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives consistent with the Company’s goals and that link and align the personal interests of Participants with an incentive for excellence in individual performance, and to promote teamwork.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after April 30, 2016.

ARTICLE 2

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word or words, as the case may be, shall be capitalized:

“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units, or Other Incentive Awards.

“Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Change in Control” of the Company means any one or more of the following:

(a) The Company is merged, consolidated or reorganized into or with another corporation, partnership, limited liability company, trust, or other legal person (collectively, a “Business Entity”) and, immediately after such merger, consolidation, or reorganization, less than fifty percent (50%) of the then outstanding securities of such Business Entity entitled to vote generally in the election of directors is held, in the aggregate, by the holders of voting stock of the Company immediately prior to such transaction;

(b) The Company sells all or substantially all of its assets to any other Business Entity, and, immediately after such sale, less than fifty percent (50%) of the outstanding securities of such Business Entity entitled to vote generally in the election of directors is held, in the aggregate, by the holders of voting stock of the Company immediately prior to such sale;

(c) Any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) or group of persons acting in concert (other than persons acting in concert as of August 31, 2006 who, as of such date, beneficially owned more than twenty percent (20%) or more of the securities entitled to vote generally in the election of directors of the Company) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing fifty percent (50%) or more of the securities entitled to vote generally in the election of directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards. As the context requires, the term “Committee” shall include executive officers to whom the Committee has delegated powers pursuant to Section 3.3.

“Common Stock” means the common stock of the Company.

“Company” means ICF International, Inc., a Delaware corporation, as well as any successor to the Company as provided in Article 18.

“Director” means any individual who is a member of the Board of Directors of the Company.

“Disability” as used herein shall take its meaning from the definition set forth in any group long-term disability insurance contract maintained by the Company under which the affected Employee is covered, or, if the Company shall not maintain such insurance, “Disability” shall mean that the affected Employee is incapacitated by reason of a physical or mental illness which is long-term in nature and which prevents the Employee from performing the substantial and material duties of his employment with the Company, provided that such incapacity can reasonably be expected to prevent the Employee from working at least six consecutive months in any twelve month period. The Company may require the Employee to have an examination at any time for the purpose of determining whether the Employee has a long-term disability as described in the preceding sentence, and the Employee agrees to submit to such examination upon request of the Committee, provided that the Company shall pay all costs and expenses associated with such examination.

“Effective Date” shall have the meaning ascribed to such term in Section 1.1.

“Employee” means any employee of the Company or any Subsidiary. Nonemployee Directors shall not be considered Employees under this Plan unless specifically designated otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Fair Market Value” shall be the fair market value of a share of Common Stock, as determined in good faith by the Committee pursuant to the provisions of Section 409A of the Code.

“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

“Nonemployee Director” means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company or a Subsidiary.

“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 and which is not intended to meet the requirements of Code Section 422.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Other Incentive Award” means an Award granted pursuant to Article 10.

“Participant” means an Employee or Nonemployee Director who has outstanding an Award granted under the Plan.

“Performance Period” means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.

“Performance Share” means an Award granted to a Participant, as described in Article 9.

“Performance Unit” means an Award granted to a Participant, as described in Article 9.

“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some manner (based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Committee at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

“Person” shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

“Shares” means the shares of Common Stock of the Company.

“Share Pool” means the number of shares authorized for issuance under Section 4.1, as adjusted for Awards and payouts under Section 4.2 and as adjusted for changes in corporate capitalization under Section 4.3.

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

“Subsidiary” means any corporation, partnership, limited liability company, joint venture, affiliate or other entity in which the Company has the right to elect or designate at least a majority of the directors or similar managers, and which the Committee designates as a participating entity in the Plan.

“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3

ADMINISTRATION

3.1 THE COMMITTEE. The Plan shall be administered by the Committee.

3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and Nonemployee Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

3.3 DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards to Employees and to exercise such other powers under the Plan as the Committee may determine, provided that the Committee shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

3.4 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

ARTICLE 4

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS.

(a) Number of Shares. Subject to adjustment under Section 4.3, Awards may be made under the Plan for up to the number of Shares that is equal to the sum of:

(i)	1,000,000 Shares; plus

(ii)	an annual increase to be added on the first day of each of the Company’s fiscal years beginning with 2007 equal to the lesser of (x) three percent (3%) of the number of outstanding Shares on such date and (y) an amount determined by the Board.

(b) Per-Participant Limit. Subject to adjustment under Section 4.3, the maximum number of Shares with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4.1(b) shall be construed and applied consistently with Section 162(m) of the Code and the regulations issued thereunder.

4.2 LAPSED AWARDS. Subject in the case of Incentive Stock Options to any limitations under the Code, if any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award shall again be available for the grant of an Award under the Plan.

4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change following Board adoption of the Plan (including any such change prior to the Effective Date) in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available in the Share Pool and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY. Persons eligible to participate in this Plan include (a) all officers and key Employees of the Company, as determined by the Committee, including Employees who are members of the Board, and (b) all Nonemployee Directors.

5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Nonemployee Directors those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6

STOCK OPTIONS

6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted, either by the Committee or the Board, to one or more Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee or the Board shall have the authority to grant Incentive Stock Options or to grant Nonqualified Stock Options or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute, including, without limitation, the requirements of Code Section 422(d) which limit the aggregate Fair Market Value of Shares (determined at the time that such Option is granted) for which Incentive Stock Options are exercisable for the first time to $100,000 per calendar year, and the requirement that Incentive Stock Options may only be granted to Employees. Each provision of the Plan and of each written Award Agreement relating to an Option designated as an Incentive Stock Option shall be construed so that such Option qualifies as an Incentive Stock Option, and any provision that cannot be so construed shall be disregarded.

6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding any provision contained herein, in the case of an Incentive Stock Option, the exercise price at the time such Incentive Stock Option is granted to any Employee who, at the time of such grant, owns (within the meaning of Section 424(d) of the Code) more than ten percent of the voting power of all classes of stock of the Company or a Subsidiary, shall not be less than 110% of the per Share Fair Market Value on the date of grant.

6.4 DURATION OF OPTIONS. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that in the case of an Incentive Stock Option, an Employee may not exercise such Incentive Stock Option after the date which is ten years (five years in the case of a Participant who owns more than ten percent of the voting power of the Company or a Subsidiary) after the date on which such Incentive Stock Option is granted. Except to the extent permitted by Section 409A of the Code, no extension of the exercise period fixed on the original date of grant of an Option shall be permitted.

6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 TERMINATION OF EMPLOYMENT. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with (or service to) the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment or service.

6.9 NONTRANSFERABILITY OF OPTIONS.

(a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) NON-QUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

6.10 NO DEFERRAL FEATURE. Except to the extent permitted under Section 409A of the Code, an NQSO (or ISO) shall not contain any feature for the deferral of compensation (other than the deferral of recognition of income until the exercise of the NQSO).

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 GRANT OF SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

7.2 EXERCISE OF TANDEM SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3 EXERCISE OF FREESTANDING SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.4 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, the number of Shares subject to the SAR, and such other provisions as the Committee shall determine.

7.5 TERM OF SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed ten (10) years.

7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in Restricted Shares of equivalent value, or in some combination thereof.

7.7 TERMINATION OF EMPLOYMENT. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with (or service to) the Company and/or its

Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment or service.

7.8 NON-TRANSFERABILITY OF SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

7.9 NO DEFERRAL FEATURE. Except to the extent permitted under Section 409A of the Code, a SAR shall not contain any feature for the deferral of compensation (other than the deferral of recognition of income until the exercise of the SAR).

ARTICLE 8

RESTRICTED STOCK

8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4 OTHER RESTRICTIONS. Subject to the provisions of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that Participants own a certain amount of Shares before vesting shall occur, restrictions based upon the achievement of specific performance goals (Company-wide, business unit, and/or individual), time-based employment or service restrictions on vesting following the attainment of the performance goals, requirement and/or restrictions under applicable federal or state securities laws.

The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5 VOTING RIGHTS. Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. Unless otherwise determined by the Committee at the time of grant, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

8.7 TERMINATION OF EMPLOYMENT. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant’s employment with (or service to) the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment or service.

ARTICLE 9

PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1 GRANT OF PERFORMANCE UNITS AND PERFORMANCE SHARES. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee; provided, however, that such Awards shall comply with Treasury Regulation §1.162-27(e).

9.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a “Performance Period.”

9.3 EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved, as established by the Committee.

9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such earned Shares.

9.5 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT. Unless otherwise designated by the Committee, and set forth in the Participant’s Award Agreement, in the event the employment (or service) of a Participant is terminated due to death, Disability or retirement during a Performance Period, the Participant shall receive a prorated payout of the Performance Units/Shares. The prorated payout shall be determined by the Committee, shall be based upon the length of time that the Participant held the Performance Units/Shares during the Performance Period and shall further be adjusted based on the achievement of the preestablished performance goals. Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement.

9.6 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant’s employment (or service) terminates for any reason other than those reasons set forth in Section 9.5, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant’s Award Agreement.

9.7 NONTRANSFERABILITY. Except as otherwise provided in a Participant’s Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

ARTICLE 10

OTHER INCENTIVE AWARDS

10.1 GRANT OF OTHER INCENTIVE AWARDS. Subject to the terms and provisions of the Plan, Other Incentive Awards (including, without limitation, restricted stock units providing for the right to receive Shares or cash in accordance with the terms of such Awards) may be granted to Participants in such amount, upon such terms, and at any time and from time to time as shall be determined by the Committee.

10.2 OTHER INCENTIVE AWARD AGREEMENT. Each Other Incentive Award grant shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award granted, the terms and conditions applicable to such grant, the applicable Performance Period and performance goals, and such other provisions as the Committee shall determine, subject to the terms and provisions of the Plan.

10.3 NONTRANSFERABILITY. Except as otherwise provided in a Participant’s Award Agreement, Other Incentive Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

10.4 FORM AND TIMING OF PAYMENT OF OTHER INCENTIVE AWARDS. Payment of Other Incentive Awards shall be made at such times and in such form, in cash, in Shares, or in Restricted Shares (or a combination thereof), as established by the Committee subject to the terms of the Plan. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. Without limiting the generality of the foregoing, annual Other Incentive Awards may be paid in the form of Shares and/or other types of Awards (which may or may not be subject to restrictions, at the discretion of the Committee).

ARTICLE 11

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 12

DEFERRALS

The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares or Other Incentive Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Any such deferral shall be made in a manner consistent with the requirements of Section 409A of the Code.

ARTICLE 13

RIGHTS OF EMPLOYEES AND NONEMPLOYEE DIRECTORS

13.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

13.2 PARTICIPATION. No Employee or Nonemployee Director shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

ARTICLE 14

CHANGE IN CONTROL

14.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term, and any cash or property received upon exercise of any Option or SAR shall be free from further restriction;

(b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse; and

(c) Unless otherwise specified in a Participant’s Award Agreement at time of grant, the target payout opportunities attainable under all outstanding Awards of Performance Units and Performance Shares and Other Incentive Awards shall be deemed to have been fully earned for the entire Performance period(s) as of the effective date of the Change in Control. The vesting of all such Awards shall be accelerated as of the effective date of the Change in Control and, in full settlement of such Awards, there shall be paid out to Participants (in Shares for Awards normally paid in Shares and in cash for Awards normally paid in cash) within thirty (30) days following the effective date of the Change in Control a pro rata portion of all targeted Award opportunities associated with such outstanding Awards, based on the number of complete and partial calendar months within the Performance Period which had elapsed as of such effective date.

14.2 TERMINATION, AMENDMENT AND MODIFICATIONS OF CHANGE IN CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended or modified to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1 AMENDMENTS.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal securities exchange upon which the Shares are traded or quoted, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b) If permitted by Section 409A of the Code, in case of termination of service by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Award not immediately exercisable in full, or as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or which has not been fully earned or is subject to any vesting schedule or transfer restriction, the Committee or its delegatee or delegatees, as applicable, may, in its sole discretion, accelerate the time at which such Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time at which such Award will be deemed to have been fully earned or may waive any other limitation or requirement under any such Awards, except in the case of an Award to an Employee who is designated by the Committee as intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(c) Subject to the provisions of the Plan and applicable law, the Committee or its delegatee or delegatees, as applicable, may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of an award to a an Employee who is designated by the Board as intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, no modification with respect to such award shall be made. Subject to provisions of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.

15.2 TERMINATION. The Board may, in its discretion, terminate this Plan at any time.

15.3 AWARDS PREVIOUSLY GRANTED. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 16

WITHHOLDING

16.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17

INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan. Such person shall be indemnified by the Company for all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19

LEGAL CONSTRUCTION

19.1 COMPLIANCE WITH SECTION 409A OF THE CODE.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect unless and until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) In order to determine for purposes of Section 409A of the Code whether a Participant is in the service of a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Shares that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i)	In applying the Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and

(ii)	In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

19.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, the plural shall include the singular, and the singular shall include the plural.

19.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.4 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

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